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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-84290 of Hanover Capital Mortgage Holdings, Inc. on Form S-8, of our report dated March 22, 2002, appearing in this Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 29, 2002